Exhibit 99.1

Brain Scientific to Showcase Disposable EEG Headset NeuroCap™ at American Epilepsy Society Annual Meeting

NEW YORK, December 4, 2020 -- Brain Scientific Inc. (OTCQB: BRSF), a neurology-focused medical device and software company, today announced it will participate in AES2020 - the all-new virtual event for epilepsy professionals in academia, clinical practice, industry, and advocacy on December 4th-8th.

The American Epilepsy Society’s Annual Meeting is the largest meeting and exhibition in the world to share common scientific and clinical interests in epilepsy and clinical neurophysiology.

“Brain Scientific has successfully taken part in AES conferences before, and this year we will have a virtual booth at this important event. We will be showing the new version of our disposable NeuroCap™ with Velcro elements to hundreds of specialists from around the world. Our NeuroCap™ is designed to be safe, comfortable, and sanitary, with no cleaning or scrubbing required, it takes 5 or less minutes to apply,” said Irina Nazarova, Marketing Director at Brain Scientific.

The next generation NeuroCap™ is a hospital-grade disposable EEG headset with 19 active EEG channels. This easy-to-use, rapid EEG device can provide results in just minutes. Velcro-enhanced for better adhesion, it can be easily applied by an EEG technician.

The Epilepsy Foundation website shows that one in 26 people in the US will be diagnosed with epilepsy at some point in their life. Per Brain Scientific’s data, only 254 of 6,210 US hospitals are Level 4 epilepsy centers with 24/7 EEG services. The need for EEG testing could be more acute this year as more studies show that COVID-19 can cause neurological damage to the human brain.

About Brain Scientific

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit: www.brainscientific.com or email us at info@memorymd.com.

About AES2020

The American Epilepsy Society Annual Meeting is a premier national gathering of healthcare professionals who treat and research epilepsy. For more information, please visit https://meeting.aesnet.org.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates, and assumptions, and are subject to several risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company’s raw materials and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company does not undertake to update these forward-looking statements.